EXHIBIT 99

Date: May 29, 2012

FOR IMMEDIATE RELEASE:

CONTACT:
Trent B. Troyer, President & CEO	Robert R. Gerber, SVP & CFO
330-364-7777 or trent@onlinefirstfed.com	330-364-7777 or rgerber@onlinefirstfed.com

FFD Financial Intends to Delist from NASDAQ and Deregister from SEC Reporting

DOVER, OHIO - FFD Financial Corporation (“Company”) (NASDAQ – FFDF), the holding company of First Federal Community Bank, National Association (“Bank”) announced that it has notified the NASDAQ Stock Market of its intent to voluntarily delist its common stock from the NASDAQ Capital Market, and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission (“SEC”) on or about June 11, 2012. The Company anticipates that its shares will trade on the over-the-counter markets following its delisting. The Company intends to file a Form 15 with the SEC to deregister its common shares upon the effectiveness of its delisting, which will be on or about June 21, 2012. The Company is eligible to deregister pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act, because it has fewer than 1,200 holders of record of its common shares.  The Company expects that its obligation to file periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K will be suspended after the filing of Form 15.

After thorough consideration, the Company’s Board of Directors determined it was in the best interests of the Company and its shareholders to delist and deregister the Company’s common shares.  This decision was based upon the consideration of numerous factors.  These include (i) the disproportionately high costs of preparing and filing periodic reports with the SEC and complying with NASDAQ listing rules; (ii) the substantial accounting, audit, legal and other expenses associated with being a public company; (iii) the significant additional demands placed on management and Company personnel to comply with reporting requirements; and (iv) the historically low trading volume in the Company’s shares.

“We expect to avoid significant costs associated with being a reporting company and the savings will directly benefit the Company’s earnings and regulatory capital,” said Trent Troyer, President & CEO of the Company.  “In addition, our management team will be able to refocus considerable time and effort from complying with complex SEC reporting requirements and NASDAQ rules to operating the business of the company.”

FFD Financial Corporation is currently traded on the NASDAQ Capital Market under the symbol FFDF.  First Federal Community Bank has full service offices in downtown Dover, downtown New Philadelphia, on the Boulevard in Dover, Sugarcreek and Berlin.  The Company maintains an interactive web site at www.onlinefirstfed.com .

Certain statements contained in this new release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve inherent risks and uncertainties, and may address our financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements may generally be identified by the words “may,” “expected,” “anticipated,” “estimated,” “intends,” “believes,” “plans,” “will,” “would,” “should,” “could,” “might,” “can,” or similar words.  Actual results could differ materially from those expressed or implied, and therefore the forward-looking statements should be considered in light of these factors.  Forward-looking statements speak only as of the date made and the Company does not undertake to revise or update them to reflect changes or events that occur after that date. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements.  Factors that might cause such a difference include, but are not limited to: general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the Company’s market area; deteriorating credit and asset quality; political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; changes in the interest rate environment and reductions in interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Company’s ability to maintain required capital levels and adequate sources of funding and liquidity; competitive pressures among depository institutions; effects of critical accounting policies and judgments; required changes in accounting policies or procedures; legislative or regulatory changes or actions, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act; technological changes; customer growth and retention; product demand; inflation, interest rates and monetary fluctuations; changes in consumer spending and savings habits; the Company’s ability to attract and retain key personnel; and the Company’s reputation.